Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 27, 2014, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-201222) and related Prospectus of Barnes & Noble, Inc. for the registration of 3,340,217 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
May 8, 2015